EXHIBIT 21


                    HOMELAND HOLDING CORPORATION

                       LIST OF SUBSIDIARIES



                                                  Jurisdiction
  Name of Subsidiary                           Where Incorporated


Homeland Stores,Inc.                                Delaware

SLB Marketing, Inc.                                  Texas